UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CALPIAN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CALPIAN, INC.

500 North Akard Street, Suite 2850

Dallas, Texas 75201

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 7, 2011

May 10, 2011

Dear Shareholder:

On behalf of the Board of Directors of Calpian, Inc. (the “Company”), I invite you to attend our 2011 Annual Meeting of Shareholders. We hope you can join us. The Annual Meeting will be held:

At:	Bell Nunnally & Martin LLP 3232 McKinney Avenue, Suite 1400 Dallas, Texas 75204, U.S.A.

On:	June 7, 2011

Time:	10:00 a.m., local time

The Notice of Annual Meeting of Shareholders, the Proxy Statement and our 2010 Annual Report on Form 10-K accompany this letter.

At the Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on the Company and its activities. You will also have an opportunity to meet directors and other key executives of the Company.

As discussed in the enclosed Proxy Statement, the Annual Meeting will also be devoted to the election of directors, the ratification of the appointment of the Company’s independent registered public accounting firm, approval of the 2011 Equity Incentive Plan, and consideration of any other business matters properly brought before the Annual Meeting.

We know that many of our shareholders will be unable to attend the Annual Meeting. We are soliciting proxies so that each shareholder has an opportunity to vote on all matters that are scheduled to come before the shareholders at the Annual Meeting. Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote by proxy by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised at the Annual Meeting. Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

If you have any questions about the Proxy Statement, please contact Clark Moore, Corporate Counsel, at (415) 685-5622.

Thank you for your continuing interest in Calpian, Inc. We look forward to seeing you at our Annual Meeting.

/s/ Harold H. Montgomery
Harold H. Montgomery
Chairman, Chief Executive Officer and Secretary

CALPIAN, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 10, 2011

To the Shareholders of CALPIAN, INC.:

Notice is hereby given that the Annual Meeting of Shareholders (the “Meeting”) of Calpian, Inc., a Texas corporation (the “Company”), will be held on Tuesday, June 7, 2011, at 10:00 a.m., local time, at the offices of Bell Nunnally & Martin LLP, 3232 McKinney Avenue, Suite 1400, Dallas, Texas 75204, U.S.A., for the following purposes:

1.	To elect three persons to the Board of Directors of the Company, each to serve until the next annual meeting of shareholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To ratify the selection by the Board of Directors of the Company of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	To approve the Company’s 2011 Equity Incentive Plan (the “Plan”);

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only shareholders of record at the close of business on May 5, 2011, are entitled to notice and to vote at the Meeting and any adjournment thereof. A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice. Our 2010 Annual Report on Form 10-K accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

It is important that your shares are represented at the Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the Meeting in person, please vote your shares promptly by completing, signing and returning the accompanying proxy card. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you attend the Meeting, you may withdraw your proxy and vote your shares in person as described in greater detail in the Proxy Statement.

If you plan to attend the Meeting, please mark the accompanying proxy card in the space provided and return it to us. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the Meeting, please ask the broker, trust, bank or other nominee that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the Meeting.

By Order of the Board of Directors,

/s/ Harold H. Montgomery
Harold H. Montgomery
Chairman, Chief Executive Officer and Secretary

Dallas, Texas

May 10, 2011

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholders Meeting to be Held on June 7, 2011.

This Proxy Statement, the accompanying proxy card and our Annual Report on Form 10-K Report are also available on our website at http://www.calpian.com.

CALPIAN, INC.

500 North Akard Street, Suite 2850

Dallas, Texas 75201

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being furnished with respect to the solicitation of proxies by the Board of Directors of Calpian, Inc., a Texas corporation (the “Company,” “Calpian,” or “we”), for the 2011 Annual Meeting of Shareholders (the “Meeting” or the “Annual Meeting”). The Meeting is to be held at 10:00 a.m., local time, on Tuesday, June 7, 2011, at the offices of Bell Nunnally & Martin LLP, 3232 McKinney Avenue, Suite 1400, Dallas, Texas 75204 U.S.A.

The approximate date on which the Proxy Statement and proxy card are intended to be sent or given to shareholders is May 10, 2011.

The purpose of the Meeting is to seek shareholder approval of three (3) proposals: (i) electing three (3) directors to the Board of Directors; (ii) ratifying the appointment of the Company’s independent registered public accounting firm for fiscal year 2011; and (iii) approving the Company’s 2011 Equity Incentive Plan (the “Plan”).

Who May Vote

The Board of Directors (the “Board”) has fixed the close of business on May 5, 2011, the “Record Date,” as the date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 16,885,584 shares of our par value $.001 common stock (“Common Stock”), and 23,836 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”), were issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on each proposal submitted to vote at the Annual Meeting. Each outstanding share of Series A Preferred Stock is entitled to 100 votes on each proposal submitted to vote at the Annual Meeting, which equals the number of shares of Common Stock into which each share of Series A Preferred Stock would have been convertible if such conversion had taken place on the Record Date. As of the Record Date, the Series A Preferred Stock was convertible into, and will be entitled to vote, 2,383,600 shares of Common Stock. Shareholders do not have cumulative voting rights.

A majority of the issued and outstanding shares entitled to vote, represented either in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. In the absence of a quorum, the Annual Meeting may be adjourned from time to time until shareholders holding the requisite number of shares are represented in person or by proxy. Proxies submitted with abstentions will be counted towards a quorum at the Annual Meeting, but will not count as votes for or against the proposals. If a quorum is present, the proposals presented in this proxy statement (other than the election of directors) will require the affirmative vote of at least a majority of our outstanding shares of Common Stock and as-converted Series A Preferred Stock voting together as one class. Directors are elected by plurality of the votes cast at the Meeting.

A list of shareholders entitled to vote at the Meeting will be available at the Meeting, and will also be available for ten days prior to the Meeting, during office hours, by contacting our Corporate Secretary at the executive offices of the Company at:

Corporate Secretary

Calpian, Inc.

500 North Akard Street, Suite 2850

Dallas, Texas 75201

Broker “non-votes” are not included for the purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Brokers who hold shares of common stock for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchanges or other organizations of which they are members. Members of the New York Stock Exchange (the “NYSE”) are permitted by NYSE Rule 452 to vote their clients’ proxies in their own discretion on certain routine matters, such as the ratification of the selection of the Company’s independent registered public accounting firm, if the clients have not furnished voting instructions within ten days of the Annual Meeting. However, under Rule 452 various proposals such as the election of directors are considered “non-discretionary,” and brokers who have received no instructions from their clients do not have discretion to vote on those proposals.

Voting Your Proxy

You may vote by completing and signing the proxy card and mailing it in the enclosed postage-paid envelope. Many shareholders hold their shares through a broker, or other nominee, rather than directly in their own names. If your shares are held in the name of a brokerage firm, bank nominee, or other institution, only it can give a proxy with respect to your shares. You should receive a proxy card from your bank or broker, which you must return in the envelope provided in order to have your shares voted.

Our Board recommends that you vote your shares FOR the election of the nominees for director set forth herein, FOR ratification of Whitley Penn LLP as the Company’s independent registered public accounting firm, and FOR approval of the Company’s 2011 Equity Incentive Plan.

The shares represented by any proxy duly given will be voted at the Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein, FOR ratification of Whitley Penn LLP as the Company’s independent registered public accounting firm, and FOR approval of the Company’s 2011 Equity Incentive Plan. As to any other matters properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting, such proxies will be voted in the sole discretion of the proxy holders.

Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. Each outstanding share of Series A Preferred Stock outstanding on the record date is entitled to 100 votes on each proposal submitted to vote at the Annual Meeting, which equals the number of shares of Common Stock into which each share of Series A Preferred Stock would have been convertible if such conversion had taken place on the Record Date. Under Proposal 1 (Election of Directors), the three (3) candidates for election as directors at the Meeting are uncontested. Directors are elected by plurality of the votes cast at the Meeting. Proposal 2 (Ratification of Independent Registered Public Accounting Firm), and Proposal 3 (Approval of 2011 Equity Incentive Plan), each requires the vote of a majority of the shares present in person or by proxy at the Meeting for approval.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters that require the affirmative vote of a plurality or a majority of the votes cast on the matter.

Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted at the Meeting. Mere attendance at the Meeting will not revoke a proxy. Such revocation may be effected in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Secretary at the address of our principal office set forth above in the Notice to this Proxy Statement or your attendance and voting in person at the Meeting. Shares held in your name as the shareholder of record may be voted in person at the Meeting. Shares held beneficially in street name may be voted in person at the Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Meeting, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to attend the Meeting.

Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.

If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at the originally convened Meeting.

You are requested, regardless of the number of shares you own or your intention to attend the Meeting, to sign the enclosed proxy card and return it promptly in the enclosed envelope.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2010 Annual Report on Form 10-K and Proxy Statement for the 2011 Annual Meeting of Shareholders will be delivered to an address where two or more shareholders reside unless we have received contrary instructions from a shareholder at the address. A separate proxy card will be delivered to each shareholder at the shared address.

If you are a shareholder who lives at a shared address and you would like additional copies of the 2010 Annual Report on Form 10-K, this Proxy Statement, or any future annual reports or proxy statements, please contact the Company’s Corporate Secretary at the address below and we will promptly mail you copies:

Corporate Secretary

Calpian, Inc.

500 North Akard Street, Suite 2850

Dallas, Texas 75201

(214) 758-8600

Interest of Officers and Directors in Matters to Be Acted Upon

None of the Company’s officers or directors have any interest in any of the matters to be acted upon, except to the extent that (i) a director is named as a nominee for election to the board of directors, or (ii) a director or officer may be a recipient of equity grants under the 2011 Equity Incentive Plan. As discussed under “Proposal 3- Approval of 2011 Equity Incentive Plan” in this Proxy Statement, David Pilotte, our Chief Financial Officer has received an equity grant under the 2011 Equity Incentive Plan that is subject to the receipt of shareholder approval.

No Adverse Interests of Officers or Directors

None of the Company’s executive officers or directors is a party adverse to the Company or has a material interest adverse to the Company.

Directors and Executive Officers

Set forth below are the names of our current directors, officers and significant employees, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years. Directors are elected at each annual meeting of shareholders, and each executive officer serves until his resignation, death, or removal by the Board of Directors.

Name	Age	Officer	Date of Appointment or Election
Harold H. Montgomery	51	Chairman of the Board, Chief Executive Officer, and Secretary	April 23, 2010
Craig A. Jessen	53	President and Director	April 23, 2010
David N. Pilotte	52	Chief Financial Officer	April 23, 2010
Laird Q. Cagan	53	Director	April 23, 2010

On April 23, 2010, certain of the Company’s shareholders (the “Purchasers”), which currently represent approximately 97% of the Company’s shares of outstanding Common Stock, and Cagan Capital, LLC (“CC”), a limited liability company managed and controlled by Mr. Cagan, entered into a Shareholders’ Agreement, dated April 23, 2010 (the “Shareholders’ Agreement”), pursuant to which, among other things, the Purchasers agreed to vote all Company shares held by them in order to elect the nominee of CC as a director of the Company. The Shareholders’ Agreement has a two (2) year term.

Harold H. Montgomery, Chairman of the Board, Chief Executive Officer and Secretary

Mr. Montgomery, age 51, has been Chairman of the Board, Chief Executive Officer, and Secretary of the Company since April 2010. In 1987 Mr. Montgomery started ART Holdings, Inc. (“ART”), a merchant payment processing company. While a full-time employee of ART, Mr. Montgomery led a team doing business under the name “Calpian,” who acquired over 200 Independent Sales Organization (ISO) merchant processing portfolios between 2003 and 2009. Mr. Montgomery continues to serve ART as a director and executive officer. From 1985 to 1987, Mr. Montgomery worked for Wellington Associates, a Dallas-based investment bank focused on mergers and acquisitions and corporate finance. In 1993, Mr. Montgomery managed the Dallas Area Rapid Transit Authorization election campaign.

Mr. Montgomery is a Trustee of the Communities Foundation of Texas, a community chest foundation. He is also a Trustee of the Caruth Foundation and St. Mark’s School of Texas. He has served as a board member and president of the Dallas Committee on Foreign Relations and Big Thought, a community education agency. He is a member of the Council on Foreign Relations located in New York. Mr. Montgomery was a member of the Young Presidents’ Organization (“YPO”) from 1991 to 2009, and chaired the Florence, Italy YPO University.

Mr. Montgomery has served as an industry expert for the Federal Reserve Bank of Philadelphia Payment Card Center and has served the U.S. Congress as an expert witness for credit card reform legislation. He is a frequent speaker at industry events and trade shows, and a regular contributor to industry trade publications, including Transaction World Magazine.

Mr. Montgomery attended St. Mark’s School of Texas and Stanford University where he received a BA (International Relations) in 1982 and an MBA in 1985.

Mr. Montgomery brings to the Board of Directors extensive experience in the payment processing industry as well as extensive experience acquiring residual portfolios.

Craig A. Jessen, President and Director

Mr. Jessen, age 53, has been President and director of the Company since April 2010. From 2001 to 2009, he served as President and Chief Operating Officer of ART. While an employee of ART, Mr. Jessen was the operating executive responsible for the acquisitions and integrations of Checktronic (1993) and Cash Lane (1999). Mr. Jessen was involved in the launch and conduct of ART’s merchant credit card processing business. At ART, Mr. Jessen analyzed, underwrote, and closed over 200 residual portfolio acquisitions totaling $60.0 million in value resulting in a combined portfolio of nearly 37,000 merchants, $16.0 million of net annual revenue, and $11.0 million in cash flow. In addition, while at ART, he provided advice to ISOs and agents in multiple business areas including, but not limited to, the areas of risk management, customer service, sales channel profitability, sales efficiency, processing contracts, pricing, attrition, work flow and staffing levels. Mr. Jessen continues to serve ART as a director and executive officer. From 1987 to 1990, Mr. Jessen worked at Transport Insurance Company, an insurance company with offices in Dallas, Texas; from 1984 to 1986 with InterFirst Corporation, a multibank holding company headquartered in Dallas, Texas; from 1978 to 1984 with United Parcel Service, a worldwide shipping, freight, logistics and supply chain management company, out of its Dallas, Texas offices.

Mr. Jessen earned his BBA from the University of Texas at Arlington in 1984, and his MBA from Southern Methodist University in 1987.

Mr. Jessen brings to the Board of Directors extensive experience in the payment processing industry as well as extensive experience acquiring residual portfolios.

David N. Pilotte, Chief Financial Officer

Mr. Pilotte, age 52, has been Chief Financial Officer of the Company since April 2010. In 1996, Mr. Pilotte formed an independent consulting practice, DNP Financial Strategies, located in Plano, Texas, through which he has advised and continues to advise small and middle-market companies on matters of accounting, corporate finance, public reporting, due diligence, debt restructuring, and profit improvement and has served, on occasion, as an interim executive. From June 2007 to February 2008, Mr. Pilotte served as Chief Financial Officer of Omniflight Helicopters, an Addison, Texas based company providing air ambulance services nationwide. From October 2004 to June 2006, Mr. Pilotte served as Chief Financial Officer and Chief Operating Officer of Digital Recorders, Inc., a NASDAQ listed company headquartered in Dallas, Texas. Digital Recorders engages in the design, manufacture, and sale of digital telemetry equipment for public transportation systems and surveillance equipment for the military and law enforcement agencies. Prior to 2004, Mr. Pilotte held the positions of Chief Financial Officer, Corporate Controller, and Corporate Treasurer with public companies ranging from start-ups to $700 million in revenue corporations, including Axtive Corporation (NASDAQ), American Pad & Paper (AMEX), Cyrix/National Semiconductor (NASDAQ), and Baldor Electric Company (NYSE). Mr. Pilotte started his career with Arthur Andersen & Company in 1984.

Mr. Pilotte holds a bachelor’s degree in finance from the University of Florida, an MBA with concentrations in general management and accounting from the University of Houston, and has been a CPA in Texas since 1986. Mr. Pilotte is a member of CEO Netweavers and Financial Executives International; he serves as an accounting and reporting expert for investor information groups Evaluserve’s Circle of Experts and the Gerson Lehrman Group.

Laird Q. Cagan, Director

Mr. Cagan, age 53, is a co-founder of Cagan McAfee Capital Partners, LLC (“CMCP”), a merchant bank based in Cupertino, California and has been its Managing Director since 2001. From 2004 to 2009, Mr. Cagan was a Managing Director of Chadbourn Securities, Inc., a FINRA licensed broker-dealer. In 2009, Chadbourn merged into

Colorado Financial Service Corp. (“CFSC”), a FINRA-licensed broker-dealer and Placement Agent for our company, whereupon Chadbourn relinquished its broker-dealer license and Mr. Cagan became a Managing Director of CFSC. CFSC is not affiliated with CMCP. Mr. Cagan also continues to serve as President of Cagan Capital, LLC, a merchant bank he formed in 1990, the operation of which transitioned into CMCP. Mr. Cagan has served or serves on the Board of Directors of the following companies: Evolution Petroleum Corporation, a Houston-based public company involved in the acquisition, exploitation, development, and production of crude oil and natural gas resources (since 2004, where Mr. Cagan is also a co-founder and former Chairman); AE Biofuels, Inc., a bio-fuels company headquartered in Cupertino, California (from 2006 to 2008, where Mr. Cagan is also a co-founder); Real Foundations, Inc., a real estate-focused consulting firm (from 2000 to 2004); Burstein Technologies, a development stage medical devices company (from 2005 to 2006); Career College Holding Company, Inc. (formerly WorldSage, Inc.), a California- based public company that purchased a for-profit college in Switzerland in October 2007 and subsequently sold that college in 2008 (since 2006); Fortes Financial Corporation, an Irvine, California-based mortgage bank (since 2007); TWL Corporation, a Carrollton, Texas-based publicly-traded workplace training and education company (from 2007 to 2008); CAMAC Energy Inc. (formerly Pacific Asia Petroleum, Inc.), a Houston, Texas-based publicly-traded international energy company engaged in the business of oil and gas development, production and distribution in China and Nigeria (from 2007 to 2009); Global Carbon Group, LLC, a San Francisco, California-based private company focused on preserving tropical rainforests in Latin America thru market mechanisms (since 2010 where Mr. Cagan is also founder and Chairman); and Blue Earth, Inc., a Henderson, Nevada-based publicly-traded energy efficiency company (Chairman since 2011). Mr. Cagan attended M.I.T. and received his BS and MS degree in engineering, and his MBA, all from Stanford University. He is a former member of the Stanford University Athletic Board and founding Chairman of the SF Bay Chapter of the Young Presidents’ Organization.

Mr. Cagan brings to the Board of Directors extensive experience in raising capital and advising micro-cap companies on capital structure and strategy.

CORPORATE GOVERNANCE

Our current corporate governance practices and policies are designed to promote shareholder value and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board of Directors provides experience and leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Board of Directors

The Company’s Board of Directors is comprised of its Chief Executive Officer, its President, and a director, each of whom is also a significant shareholder. The Company has no “independent directors” as defined in Rule 5605(a)(2) of the Listing Rules of the NASDAQ Stock Market. The Company has no separate committees or committee charters and all matters of corporate governance are addressed by the full Board of Directors. The Board of Directors believes that it is not necessary to have a standing audit, nominating or compensation committee at this time because, given the Company’s size, the functions of such committees are adequately performed by the Board of Directors. In matters involving the executive directors and their separate interests, the sole non-executive director casts the single vote. All members of the Board will serve until the next annual meeting of shareholders and until successors are elected and qualified by our shareholders, or until their retirement, resignation or removal.

The Board’s Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company is in the process of developing internal processes and strengthening its existing internal controls to identify and manage risks and to communicate with the Board. The Board plans to monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the non-executive director on the significant risks identified and how they are being managed.

Currently, Mr. Montgomery serves in the capacity of Chairman of the Board of Directors and the Chief Executive Officer. Given Mr. Montgomery’s extensive business experience and knowledge of the Company, the Board believes that the interests of all of the Company’s shareholders are best served at the present time through a leadership model with a combined Chairman/CEO structure. The Board also believes that Mr. Montgomery’s extensive knowledge of the Company and the industry in which it operates places him in the best position to provide leadership to the Board as it considers strategy and that having a Chairman who is not involved with the day-to-day operations of the Company would not be productive or in the best interests of the Company’s shareholders.

Audit Committee

The Board currently has neither a separate audit committee nor an “audit committee financial expert” as defined by applicable SEC rules. The Board of Directors believes that it is not necessary to have an “audit committee financial expert” at this time because the functions of “audit committee financial expert” are adequately performed by the Board of Directors with the assistance of the Company’s Chief Financial Officer. As the Company grows, the Board is considering the establishment of a separate audit committee and, if established, will search for one or more qualified individuals to serve on the committee and as the Board’s “audit committee financial expert.”

Report of the Audit Committee

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any of such filings.

The responsibilities of the Audit Committee include providing oversight to the financial reporting process of the Company through periodic meetings with the Company’s independent registered public accounting firm and management to review accounting, auditing, internal controls, and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on senior management, including senior financial management, and its independent registered public accounting firm.

The Audit Committee has reviewed and discussed with senior management the audited financial statements of the Company that are included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Management has confirmed to the Audit Committee that such financial statements (1) have been prepared with integrity and objectivity and are the responsibility of management and (2) have been prepared in conformity with accounting principles generally accepted in the United States.

The Audit Committee discussed with Whitley Penn LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has reviewed the written disclosures and letter from Whitley Penn LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence and has discussed with Whitley Penn LLP their independence from the Company.

Based on the review and discussions described above with respect to the audited financial statements of the Company, the Audit Committee recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Audit Committee relied on (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (2) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Respectfully submitted,

Audit Committee

Harold Montgomery
Craig Jessen
Laird Q. Cagan

Compensation Committee

The Board of Directors does not currently have a separate Compensation Committee. The Board of Directors reviews and approves objectives relevant to executive officer compensation; determines the compensation of executive officers in accordance with those objectives; approves severance arrangements and other applicable agreements for executive officers; oversees our equity-based and incentive compensation plans for executive officers; and recommends compensation policies and practices for service on the Board. The Board of Directors has authority to retain compensation consultants but has not done so to date. In matters involving the executive directors and their separate interests, the sole non-executive director casts the single vote.

Director Nominations

All of the current nominees are incumbent directors who originally were appointed in connection with the change of control of the Company that took place on April 23, 2010, as discussed under “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement. No other recommendations were received by the Company with respect to possible nominees to our Board of Directors. In the event that vacancies are anticipated, or otherwise arise, the Board of Directors will consider various potential candidates for director. Candidates may come to the attention of the Board of Directors through current Board members, professional search firms, shareholders or other persons.

The Board of Directors does not have a policy with respect to the consideration of any director candidates recommended by security holders and there is currently no defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. All recommended candidates will be considered by the Board of Directors for nomination. Any security holders submitting a recommendation to the Board of Directors for the nomination of a director may do so in a letter addressed to the Board of Directors, and mailed to the Company’s principal offices, in care of the Chief Executive Officer. The Notice of a nomination must include your name, address and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate’s other board memberships (if any). The security holder must also submit the nominee’s consent to be elected and to serve. The Board of Directors may require any nominee to furnish any other information that may be needed to determine the eligibility and qualifications of the nominee.

Any recommendations in proper form received from shareholders will be evaluated in the same manner that potential nominees recommended by our Board members or management are evaluated. In order for a shareholder nominee to be considered as a candidate for director for the next annual meeting, timely notice of the nomination must be given in writing to the Corporate Secretary of the Company.

Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to shareholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Company’s Board of Directors that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole, but not necessarily by each director. The Board considers the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by shareholders, the Board considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Board determines are pertinent in light of the current needs of the Board. The Board also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board requires that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board assesses intangible qualities, including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company’s business is focused on the acquisition of recurring monthly residual income streams derived from credit card processing fees paid by retail stores in the United States. The Company’s business is intensely transactional within a single industry. Therefore, the Board believes that extensive experience or specific knowledge of asset acquisitions and the residual portfolio industry should be represented on the Board. The Company’s business is also multifaceted and involves complex financial transactions. Therefore, the Board also believes that the Board should include some directors with a high level of financial literacy and directors who possess relevant business experience as a Chief Executive Officer or President. The Company’s business also requires compliance with a variety of regulatory requirements. Therefore, the Board further believes that political and regulatory expertise should be represented on the Board.

Summary of Qualifications of Current Directors

Set forth below is a tabular disclosure of some of the specific qualifications, attributes, skills and experiences of our directors.

Harold H. Montgomery	•	Extensive experience in the payment processing industry, involved in acquisition of over 200 ISO merchant processing portfolios between 2003 and 2009.

	•	Leadership, governmental and political experience as Chief Executive Officer of ART Holdings, Inc., Trustee of the Communities Foundation of Texas, Trustee of the Caruth Foundation and St. Mark’s School of Texas.

	•	Extensive finance and capital markets knowledge and experience, holding an MBA from Stanford University and experience at investment bank Wellington Associates and ART Holdings, Inc.

	•	Outside board and public policy experience as a former board member and president of the Dallas Committee on Foreign Relations and Big Thought, and a member of the Council on Foreign Relations.

	•	Extensive understanding of industry and regulatory environment, serving as an industry expert for the Federal Reserve Bank of Philadelphia Payment Card Center and as an expert witness for the U.S. Congress for credit card reform legislation, and as a frequent speaker at industry events and trade shows and a regular contributor to industry trade publications.

Craig A. Jessen	•	Extensive experience in the payment processing industry and the acquisition of residual portfolios, involved in acquisition of over 200 ISO merchant processing portfolios between 2003 and 2009 and heading ART Holdings, Inc.’s underwriting and acquisition operations.

	•	Extensive finance and capital markets knowledge and experience, holding an MBA from Southern Methodist University and with experience at multibank holding company InterFirst Corporation and ART Holdings, Inc.

Laird Q. Cagan	•	Extensive experience and knowledge in finance and raising capital, serving as Managing Director of merchant banks Cagan McAfee Capital Partners, LLC and Cagan Capital LLC, as Managing Director of FINRA-licensed broker-dealer Colorado Financial Service Corp., and holding an MBA from Stanford University.

	•	Leadership experience as founder or executive officer of multiple entities across industries, including Evolution Petroleum Corporation, AE Biofuels, Inc., WorldSage, Inc., Global Carbon Group, LLC, and Blue Earth, Inc.

	•	Outside executive and board experience as a current or former Board member of multiple companies across industries, including Real Foundations, Inc., Burstein Technologies, Fortes Financial Corporation, TWL Corporation, and CAMAC Energy Inc.

Meeting Attendance

The Board of Directors held 3 meetings during the 2010 fiscal year, with each Director attending each meeting. We encourage, but do not require, our Board members to attend our Annual Meeting of Stockholders. The Company did not hold an annual meeting last year, but each director is expected to be present at the Annual Meeting.

Director Independence

Because our Common Stock currently is not traded on any national securities exchange or other major trading system, we are not subject to any standards regarding the “independence” of our directors. None of the members of our Board of Directors is “independent” as defined in Rule 5605(a)(2) of the Listing Rules of the NASDAQ Stock Market.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics covering all of our executive officers and key employees. A copy of our Code of Ethics will be furnished, without charge, to any person upon written request. Requests should be sent to:

Corporate Secretary

Calpian, Inc.

500 North Akard Street, Suite 2850

Dallas, Texas 75201

Involvement In Legal Proceedings

To the best of our knowledge, during the past five years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC, the Commodities Futures Trading Commission or any other federal or state judicial or administrative authority to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The table below shows certain compensation information for services rendered by our current management in all capacities for the years ended December 31, 2010 and 2009. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted, and certain other compensation, if any, whether paid or deferred.

Name and principal position	Year	Salary ($)	Bonus ($)	All Other Compensation	Total
Harold Montgomery,	2010	$75,000	$125,000	$0	$200,000
Chairman of the Board and Chief Executive Officer	2009	$0	$0	$0	$0
	2008	$0	$0	$0	$0

David Pilotte,	2010	$120,090	$0	$0	$120,090
Chief Financial Officer	2009	$0	$0	$0	$0
	2008	$0	$0	$0	$0

Craig Jessen,	2010	$75,000	$125,000	$0	$200,000
President and Director	2009	$0	$0	$0	$0
	2008	$0	$0	$0	$0

*	None of the current officers of the Company were employed by the Company in 2008 or 2009.

Messrs. Montgomery, Pilotte, and Jessen were appointed as executive officers on April 23, 2010, in connection with a change in control transaction pursuant to which the “shell company” Toyzap.com, Inc. was acquired by members of the Company’s current management team, affiliates thereof, and certain other purchasers, who collectively acquired approximately 99% of the Company’s issued and outstanding Common Stock (the “Change of Control”), as discussed under “Security Ownership of Certain Beneficial Owners and Management and Related Shareholders Matters” in this Proxy Statement. Compensation amounts above reflect attaining certain milestones in the acquisition and development of the Company and its business plan, attaining certain financing milestones, and each person’s individual contributions. It also reflects only compensation for the partial year since the Change of Control.

Though amounts paid to Mr. Pilotte were pursuant to an Independent Contractors Agreement dated April 23, 2010, all amounts accrued for Messrs. Montgomery and Jessen were accrued at the Company’s discretion and the payment of such amounts to Messrs. Montgomery and Jessen were deferred until such time that the Company becomes cash flow positive, and further subject to the Board’s further approval at such time.

In addition, certain of our executive officers may be deemed to have indirectly received compensation from the Company pursuant to certain related party transactions, as discussed below under “Certain Relationships and Related Transactions.”

Lance Dean, the sole officer of the Company immediately prior to the Change of Control, did not receive any compensation from the Company during the year ended December 31, 2010 or December 31, 2009, and no termination or severance payments were made in connection with the Change of Control.

Employment Agreements with Executive Management

As of the date hereof, except as described below, we have not entered into employment contracts with our officers but may do so in the future. However, effective January 1, 2011, Messrs. Montgomery and Jessen, our Chief Executive Officer and President, respectively, became full time employees at annual salaries of $300,000 each. No written employment agreements have been entered with either Mr. Montgomery or Mr. Jessen.

We are a party to an Independent Contractor’s Agreement, dated April 23, 2010, pursuant to which we have engaged David Pilotte to serve as our Chief Financial Officer. Pursuant to this agreement, Mr. Pilotte is paid a retainer of $7,200 per month, plus reasonable and documented expenses, for approximately 24 hours per month with additional time at quarter ends. Mr. Pilotte may bill us for any additional hours he may work at a rate of $275 per hour, subject to our prior written approval. The agreement had an initial term of three (3) months. During 2010, the Company paid Mr. Pilotte $120,090 for his services as Chief Financial Officer.

Effective February 1, 2011, the Company and Mr. Pilotte amended Mr. Pilotte’s Independent Contractor’s Agreement to provide for the payment to Mr. Pilotte of a monthly retainer of $18,000 to serve as the Company’s CFO and to provide certain financial advisory and other services to the Company on an approximately 60% full-time basis. In addition, Mr. Pilotte is entitled to participate in the Company’s discretionary executive bonus program. Furthermore, the Company has awarded Mr. Pilotte Nonstatutory Stock Options representing 200,000 shares of the Company’s $.001 par value Common Stock. The options were issued at an exercise price of $2.50 per share and vest in 48 equal monthly installments through 2015. The Independent Contractor’s Agreement, as amended, is terminable by either party upon 60 days notice.

Outstanding Equity Awards

As of December 31, 2010, the Company’s Board of Directors had not adopted any equity incentive plans and there were no outstanding equity awards or options as of such date.

On April 13, 2011, the Board of Directors adopted the Plan, subject to shareholder approval. To date, the only award granted by our Board of Directors under the Plan is a Nonstatutory Stock Option exercisable for 200,000 shares of the Company’s Common Stock to David N. Pilotte, the Company’s Chief Financial Officer, which vests in 48 equal monthly installments and has an exercise price of $2.50 per share. Exercise of the option is subject to approval of the Plan by the Company’s shareholders. Future grants of awards under the Plan are subject to the discretion of our Board.

Directors’ Compensation

During the fiscal year ended December 31, 2010, no separate compensation was paid to directors for their services as members of the Board of Directors, other than to Laird Cagan, director since April 2010, who was awarded a $50,000 discretionary performance bonus by the Board of Directors, with Mr. Cagan abstaining. In addition, Mr. Cagan may be deemed to have indirectly received compensation from the Company pursuant to certain related party transactions, as discussed below under “Certain Relationships and Related Transactions.” The Company has no formal bonus plan or standard director fees, and future bonuses, if any, will be at the discretion of the Board of Directors. Directors are also reimbursed for travel and other reasonable expenses relating to meetings of the Board.

On January 1, 2011, the Company entered into a management advisory agreement with Cagan McAfee Capital Partners, LLC (“CMCP”), a merchant bank owned and controlled by Mr. Cagan. The non-exclusive agreement provides that CMCP will advise the Company on an array of financial and strategic matters and provide for the services of Laird Cagan, as a member of the Company’s Board of Directors. Pursuant to the agreement, CMCP will be paid $14,500 plus expenses each month in arrears beginning January 2011 and continuing through December 2013. The agreement continues month-to-month beyond December 2013 and is thereafter terminable by either party upon 30 days notice. All payments under the CMCP advisory agreement have been deferred until sufficient cash is available, as determined by the Board of Directors.

Other than for the services of Laird Cagan arranged through CMCP described above, we do not expect to pay the remaining directors separate compensation for their services as members of the Board of Directors in 2011.

Indemnification

Our Bylaws provide that we must indemnify and hold harmless our directors, officers, and other persons referenced in our Certificate of Formation, as and to the extent permitted by the Texas Business Corporation Act. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Texas.

Regarding indemnification for liabilities arising under the Securities Act, which may be permitted to directors or officers under Texas law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our Company as of May 9, 2011 by (a) each person or group who beneficially owns more than 5% of any class of our capital stock, (b) each of our executive officers and directors, and (c) all of our executive officers and directors as a group. The address for each person named below is c/o Calpian, Inc., 500 North Akard Street, Suite 2850, Dallas, Texas 75201.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them. All share figures give effect to the stock dividend of one share of our Common Stock for every one share of Common Stock outstanding paid on June 1, 2010 (the “Stock Dividend”).

Name of Beneficial Owner	Common Stock Beneficially Owned		Percentage of Common Stock(1)	Series A Preferred Stock Beneficially Owned		Percentage of Series A Preferred Stock(8)
Harold Montgomery,	5,094,484	(2)	30.2%	2,500	(7)	8.8%
Chairman of the Board and Chief Executive Officer

Craig Jessen,	3,300,000	(3)	19.5%	0		0.0%
Director and President

Laird Q. Cagan,	2,891,626	(4)	17.1%	0		0.0%
Director

John Liviakis	1,100,000	(5)	6.5%	0		0.0%

David Pilotte,	0		0.0%	200		0.7%
Chief Financial Officer

All officers and directors as a group (4 persons)	11,286,110	(6)	66.8%	2,700	(7)	9.5%

(1)	Based on 16,885,584 shares of Common Stock issued and outstanding at May 9, 2011. Excludes up to 12,501 shares of our Common Stock that may be issuable upon the exercise of an option held by Mr. Pilotte within 60 days of the date of this Proxy Statement, subject to approval of the Company’s 2011 Equity Incentive Plan by the Company’s shareholders.
(2)	Comprised of: (i) 1,190,000 shares of our Common Stock owned directly by Mr. Montgomery; (ii) 3,810,000 shares of our Common Stock held in an IRA fbo Mr. Montgomery; and (iii) 47,242 shares of our Common Stock owned by the Molly Ann Montgomery 1995 Trust and 47,242 shares owned by the Philip Graham Montgomery 1997 Trust, trusts for the benefit of Mr. Montgomery’s children for which Mr. Montgomery is trustee.
(3)	Comprised of shares of our Common Stock held in an IRA fbo Mr. Jessen.
(4)	Comprised of: (i) 1,675,000 shares of our Common Stock held in an IRA fbo Mr. Cagan; (ii) 1,200,000 shares of our Common Stock held in an IRA fbo Mr. Cagan’s spouse; and (iii) 16,626 shares of our Common Stock issuable upon exercise of immediately exercisable warrants beneficially owned by Mr. Cagan.
(5)	Comprised of: (i) 514,760 shares of our Common Stock held by Mr. Liviakis; (ii) 485,240 shares of our Common Stock held in an IRA fbo Mr. Liviakis; and (iii) 100,000 shares of our Common Stock held by Liviakis Financial Communications, Inc. Liviakis Financial Communications, Inc. is our public relations firm, and Mr. John Liviakis is its sole shareholder, President and Chief Executive Officer (see “Related Party Transactions” below).
(6)	Represents shares of our Common Stock beneficially held by Messrs. Montgomery, Jessen, Cagan, and Pilotte. Excludes up to 12,501 shares of our Common Stock that may be issuable upon the exercise of an option held by Mr. Pilotte within 60 days of the date of this Proxy Statement, subject to approval of the Company’s 2011 Equity Incentive Plan by the Company’s shareholders.
(7)

Comprised of 1,500 shares owned by Montgomery Investments, L.P. (the “LP”) and 1,000 shares owned by Montgomery Non-Exempt Marital Trust, utd 01/01/07 (the “Trust”). Mr. Montgomery is a limited partner in the LP. The general partner of LP is a member of Mr. Montgomery’s immediate family. Mr.

Montgomery may be deemed a remainderman of the Trust and may be deemed to share investment control over the shares held by the Trust. Mr. Montgomery disclaims beneficial ownership of all of the foregoing securities except to the extent of his pecuniary interest therein.

(8)	Based on 23,836 shares of Series A Preferred Stock outstanding. Each share of Series A Preferred Stock is convertible into 100 share of Common Stock, commencing May 27, 2011, provided that on such date we are subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

Equity Compensation Plan Information

As of December 31, 2010, the Company’s Board of Directors had not adopted any equity incentive plans and there were no outstanding equity awards or options as of such date.

On April 13, 2011, the Board of Directors adopted the Plan, subject to shareholder approval. To date, the only award granted by our Board of Directors under the Plan is a Nonstatutory Stock Option exercisable for 200,000 shares of the Company’s Common Stock to David N. Pilotte, the Company’s Chief Financial Officer, which vests in 48 equal monthly installments and has an exercise price of $2.50 per share. Exercise of the option is subject to approval of the Plan by the Company’s shareholders. Future grants of awards under the Plan are subject to the discretion of our Board.

Changes in Control

There are currently no arrangements that may result in a change in control of the Company known to the Board of Directors.

On April 23, 2010, Lance Dean, Ray A. Balestri, and certain other shareholders of the Company (the “Selling Shareholders”) holding an aggregate of 9,912,930 shares of Common Stock of the Company entered into stock purchase agreements with Laird Q. Cagan, Harold Montgomery, Craig Jessen, affiliates thereof, and certain other purchasers (collectively, the “Purchasers”), pursuant to which the Purchasers acquired an aggregate of 9,912,930 shares of Common Stock from the Selling Shareholders for aggregate cash consideration of $400,000, paid by the Purchasers from their respective personal funds. Immediately upon closing of the sales, (i) the Purchasers contributed an aggregate of 1,725,430 of the shares of Common Stock to the capital of the Company thereby reducing the aggregate issued and outstanding shares of the Company to 8,274,570 shares of Common Stock, (ii) Lance Dean resigned as the sole director and officer of the Company, and (iii) Messrs. Montgomery, Jessen and Cagan were appointed directors of the Company: Mr. Montgomery was appointed Chairman, Chief Executive Officer and Secretary; Mr. Jessen was appointed President; and Mr. David Pilotte was appointed Chief Financial Officer. Upon the closing (and taking into account the capital contribution referred to in (i), above), the Purchasers acquired in the aggregate 99.1% of the Company’s issued and outstanding Common Stock and, if they were to act together, attained voting control of the Company. As of the date hereof, Messrs. Cagan, Montgomery and Jessen are the beneficial owners of approximately 17.4%, 30.6% and 19.8%, respectively of our outstanding Common Stock.

Upon the closing, the Purchasers and Cagan Capital, LLC (“CC”), a limited liability company managed and controlled by Mr. Cagan, a director of the Company, entered into a Shareholders’ Agreement, dated April 23, 2010 (the “Shareholders’ Agreement”), pursuant to which the Purchasers agreed to vote all Company shares held by them in order to elect the nominee of CC as a Director of the Company. The Shareholders’ Agreement has a two (2) year term.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors and certain officers of the Company, as well as persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports with the SEC.

Based upon a review of filings with the SEC and written representations from our directors, officers, and other persons who own more than 10% of a registered class of the our shares that no other reports were required, the

Company believes that all parties complied during 2010 with the reporting requirements of Section 16(a) of the Exchange Act, except that, due to an administrative oversight, a report for Mr. Cagan covering warrants granted on August 5, 2010, was filed on October 10, 2010.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.

There are currently three (3) directors serving on the Board. At the Meeting, three (3) directors will be elected, each to hold office until the next Annual Meeting of Shareholders or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed. The individuals who have been nominated for election to the Board at the Meeting are listed in the table below. Each of the nominees is a current director of the Company.

NOMINEES

The names, the positions with the Company and the ages as of the Record Date of the individuals who are our nominees for election as directors are:

Name	Age	Position/s	Director Since
Harold H. Montgomery	51	Chairman of the Board, Chief Executive Officer and Secretary	April 23, 2010
Craig A. Jessen	53	President and Director	April 23, 2010
Laird Q. Cagan	53	Director	April 23, 2010

For information as to the shares of the Common Stock held by each nominee, see “Securities Ownership of Certain Beneficial Owners and Management,” which starts on page 13 of this Proxy Statement. See “Directors and Executive Officers” above for biographical summaries for each of our director nominees.

All directors will hold office until the next annual meeting or until his successor is elected, or until his earlier death, resignation, removal or disqualification, and until his respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions, except as set forth in the Shareholders’ Agreement, dated April 23, 2010 (the “Shareholders’ Agreement”), entered into by and among certain of the Company’s shareholders which currently represent approximately 97% of the Company’s shares of outstanding Common Stock and Cagan Capital, LLC (“CC”), a limited liability company managed and controlled by Mr. Cagan, pursuant to which, among other things, the parties thereto agreed to vote all Company shares held by them in order to elect the nominee of CC as a director of the Company. The Shareholders’ Agreement has a two (2) year term. No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer.

If, as a result of circumstances not now known or foreseen, any of the nominees is unwilling or unavailable to serve as a nominee for the office of director at the time of the Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a director. The three nominees for election as directors are uncontested.

Directors are elected by a plurality of the votes cast at the meeting. Proxies submitted on the accompanying proxy card will be voted for the election of the nominees listed below, unless the proxy card is marked otherwise.

Director Selection

The Company’s Board of Directors is responsible for identifying individuals qualified to become Board members. The Board of Directors considers recommendations for director nominees, including those submitted by the Company’s shareholders, on the basis described below. Shareholders may recommend nominees by writing to the Board of Directors, c/o the Corporate Secretary, Calpian, Inc., 500 North Akard Street, Suite 2850, Dallas, Texas 75201. Shareholder recommendations will be promptly provided to the Chairman of the Board of Directors.

In identifying and evaluating nominees, the Board of Directors may consult with management, consultants, and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates. In making its recommendations, the Board of Directors assesses the requisite skills and qualifications of nominees and the composition of the Board as a whole in the context of the Board’s criteria and needs. In evaluating the suitability of individual board members, the Board of Directors may take into account many factors, including education, reputation, experience, independence, leadership qualities, personal integrity, and such other criteria as the Board of Directors deems relevant. The Board of Directors evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. For information about the specific minimum qualifications, qualities and skills that the Board believes must be met by its director nominees, see “Corporate Governance–Director Qualifications” above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the beginning of the Company’s last fiscal year, the Company has been or is currently a participant in the following material transactions with related persons:

Investor Relations Agreement

On April 23, 2010, John Liviakis acquired beneficial ownership of 1,000,000 shares of our Common Stock (as adjusted to reflect the Stock Dividend) from the selling shareholders as a part of the Change of Control described above in the section “Security Ownership of Certain Beneficial Owners and Management — Changes in Control”. Upon this issuance of shares, Mr. Liviakis became the beneficial owner of more than 5.0% of our issued and outstanding shares of Common Stock. On April 26, 2010, we engaged Liviakis Financial Communications, Inc. as our public relations firm pursuant to an agreement that expires on April 30, 2012. Pursuant to this agreement, and as sole compensation thereunder, we issued to Liviakis Communications, Inc. 100,000 shares of our Common Stock (as adjusted to reflect the Stock Dividend), which shares we valued at $75,000 based upon concurrent market quotes for the shares. Mr. Liviakis is the sole shareholder, President and Chief Executive Officer of Liviakis Financial Communications, Inc.

Placement Agent Agreement

On April 30, 2010, the Company entered into an engagement agreement with Colorado Financial Service Corporation (“CFSC”), pursuant to which CFSC agreed to act as the exclusive financial advisor to the Company in connection with the proposed private placement of unregistered equity or equity linked securities of the Company (the “Offering”). Laird Cagan, a director of the Company and current beneficial owner of approximately 17.4% of the outstanding Common Stock of the Company, is a registered representative and principal of CFSC. Pursuant to the engagement agreement with CFSC, the Company is required to indemnify CFSC against certain civil liabilities, including liabilities under the Securities Act, and to pay CFSC’s fees for securities sold by CFSC in the Offering equal to 8% of the aggregate gross Offering proceeds from all sales placed by CFSC in the Offering (the “Placement Agent Fee”). In addition, the Company is required to pay a non-accountable expense allowance to CFSC of 2% of the gross Offering proceeds (the “Expense Allowance”). CFSC agents are also collectively entitled to receive warrants to purchase a number of shares of securities of the Company equal to 10% of the number of shares placed by CFSC in the Offering. As a registered representative and principal of CFSC, Mr. Cagan was entitled to receive a substantial portion of the Placement Agent Fee, Expense Allowance, and Placement Agent Warrants due and owing to CFSC in connection with the Offering. The agreement is effective through April 30, 2012.

As a result of the placement agent services CFSC provided to the Company in connection with the August and September 2010 closings of our private placement of Series A Convertible Preferred Stock, the Company paid to CFSC $73,672 and issued to CSFC warrants to purchase an aggregate of 35,001 shares of Common Stock of the Company. From this consideration, Mr. Cagan received $55,547 and 16,626 warrants to purchase Company Common Stock.

Agreements with Management

Share Ownership

Please see “Security Ownership of Certain Beneficial Owners and Management — Changes in Control” above for descriptions of the shareholders agreement between certain of the Company’s shareholders and Cagan Capital, LLC, a limited liability company managed and controlled by Mr. Cagan and the purchase agreements amongst our existing directors (and certain other shareholders) and the previous shareholders of Calpian.

On August 5, 2010, Montgomery Investments, L.P. (the “LP”) purchased 1,500 shares of Series A Preferred Stock and the Montgomery Non-Exempt Marital Trust, utd 01/01/07 (the “Trust”) purchased 1,000 shares of Series A Preferred Stock from the Company in the Company’s private placement of Series A Preferred at a price of $100 per share. Harold Montgomery, the Chairman of our Board of Directors and our Chief Executive Officer, is a limited partner in the LP and the general partner of LP is a member of Mr. Montgomery’s immediate family. Mr. Montgomery may be deemed a remainderman of the Trust and may be deemed to share investment control over the shares held by the Trust. Mr. Montgomery disclaims beneficial ownership of all of the Series A Preferred securities except to the extent of his pecuniary interest therein.

Acquisition of Intangible Assets

On August 18, 2010, the Company entered into an agreement with ART pursuant to which ART sold us the “Calpian” trademark and domain name for $10,000. Pursuant to this agreement, we granted a limited, non-exclusive royalty free license of the “Calpian” name back to ART, solely for its use in connection with the administration of ART’s remaining residual ISO streams until such streams have expired. Mr. Montgomery and Craig Jessen, both directors, executive officers, and controlling shareholders of the Company, are founders, controlling shareholders, directors, and executive officers of ART. The purchase price was initially proposed by Mr. Montgomery based upon 1) his perceived value of the assets in the hands of others (i.e. potential marketable value), 2) adjusted to account for the ease, or difficulty, in adopting the assets for uses other than acquiring residual portfolios; and 3) further adjusted to account for the length of time the name had been inactive in the marketplace. The ultimate purchase price for these assets was negotiated at arm’s length between Messrs. Montgomery and Jessen, on the one hand, and Mr. Cagan as sole disinterested Company director, on the other hand, and was approved by the disinterested director as being in the best interest of, and fair and reasonable to, the Company and its shareholders.

Corporate Offices

Our corporate offices, comprised of approximately 6,000 square feet of office space, are being provided to us on a month-to-month basis through a sublease with ART, an entity owned and controlled by Messrs. Montgomery and Jessen, each of whom are officers, directors, and controlling shareholders of our Company. The lease rate for the space is $3,000 per month. During 2010, the Company accrued $18,000 in rent payable to ART pursuant to the sublease, which amount is due and payable to ART without fees or interest. Commencing January 2011, we have been paying the $3,000 monthly rent directly to the landlord.

Transaction World Magazine

Due to its strategic value in marketing the Company to the Independent Sales Organization community, we intend to maintain an administrative support, marketing, and advertising relationship with Transaction World Magazine and have agreed to fund all of the magazine’s net expenses beginning in March 2011. Such expenses are estimated to be approximately $30,000 per month. To date, the Company has incurred expenses totaling $85,000 pursuant to this arrangement. Transaction World Magazine, Inc. is a wholly owned subsidiary of ART. Harold Montgomery and Craig Jessen, both directors, executive officers, and controlling shareholders of Calpian, are founders, controlling shareholders, directors, and executive officers of ART.

Acquisition of Residual Portfolios

Pursuant to a Residual Purchase Agreement (the “CRPV Purchase Agreement”) between the Company and Calpian Residual Partners V, L.P. (“CRPV”) dated December 31, 2010, the Company acquired CRPV’s right to receive certain merchant residual payments that will, commencing as of the closing of the transaction, generate monthly residual payments (the “CRPV Residuals”). The Company’s first payments were received beginning in January 2011. In exchange for the residuals, the Company paid to CRPV a cash amount equal to $1,134,564. CRPV is required to maintain in full force and effect a merchant customer services contract with a third party with respect to the CRPV Residuals acquired by the Company. The CRPV Purchase Agreement also contains other customary terms, including, but not limited to, customary representations and warranties, covenants, confidentiality terms, and indemnification provisions. Mr. Montgomery and Mr. Jessen, both of whom are directors, executive officers, and controlling shareholders of the Company, are founders, controlling shareholders, directors, and executive officers of CRPV. The purchase price was equal to the outstanding debt obligation of CRPV to its lender who held a lien against the residual portfolio asset.

Management Advisory Agreement

The Company and Cagan McAfee Capital Partners, LLC (“CMCP”) entered into an Advisory Agreement, dated January 1, 2011, pursuant to which CMCP agreed to serve as the Company’s nonexclusive management advisor. Pursuant to the Advisory Agreement, CMCP is entitled to receive a monthly advisory fee of $14,500 for management work commencing on January 1, 2011 and continuing through December 31, 2013. In addition, the Advisory Agreement obligates the Company to indemnify CMCP against certain liabilities in connection with the engagement of CMPC under the Advisory Agreement. Mr. Cagan, the Managing Director and 50% owner of CMCP, currently serves as a member of the Company’s Board of Directors and is a significant shareholder of the Company.

Transactions with Prior Management

Lance Dean, the sole officer and director of the Company prior to the change in control of our Company that occurred on April 23, 2010, had advanced funds to the Company for legal, audit, filing fees, general office administration, and cash needs. As of December 31, 2009, Mr. Dean had advanced the Company $27,100 for the Company’s benefit. This amount was repaid in full in March 2010. The obligations to Mr. Dean did not bear interest, and there was no written agreement evidencing the advancement of funds by Mr. Dean or the repayment of the funds to Mr. Dean.

Prior to the change in control of our Company that occurred on April 23, 2010, our executive, administrative and operating offices were located at Mr. Dean’s home residence. Mr. Dean provided space for our operations free of charge. There was no written agreement evidencing this arrangement.

Mr. Dean developed the concepts behind the first line of six toy characters that the Company had intended to offer for sale. Mr. Dean assigned any intellectual property rights that he may have had in that line of characters to the Company on April 23, 2010.

The Board of Directors recommends a vote FOR the election of the nominees listed above.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected Whitley Penn LLP (“WP”) to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011. WP was the Company’s independent registered public accounting for the fiscal year ending December 31, 2010.

We are asking our shareholders to ratify the selection of WP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of WP to our shareholders for ratification as a matter of good corporate practice. In the event our shareholders fail to ratify the appointment, the Board of Directors may reconsider this appointment.

The Company has been advised by WP that neither the firm nor any of its associates had any relationship with the Company other than the relationship that exists between independent registered public accountant firms and their clients during the last fiscal year. Representatives of WP will be available via teleconference during the Meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the Meeting.

Change in Registered Public Accounting Firm

On June 4, 2010, Rosenberg Rich Baker Berman & Company was dismissed as the principal accountants to audit the financial statements of the Company. The Company’s full Board of Directors approved such dismissal.

None of the reports of Rosenberg Rich Baker Berman & Company on the Company’s financial statements for either of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company’s audited financial statements for the fiscal years ended December 31, 2009 and December 31, 2008 contained a going concern qualification.

During the Company’s two most recent fiscal years and through the date of this Report, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Rosenberg Rich Baker Berman & Company, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Rosenberg Rich Baker Berman & Company’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements, and there were no reportable events as defined in Item 304(a)(i)(v) of Regulation S-K.

The Company has provided Rosenberg Rich Baker Berman & Company with a copy of the foregoing statements with a request to provide the Company with a letter addressed to the Securities and Exchange Commission (“SEC”) stating that the client-auditor relationship between Rosenberg Rich Baker Berman & Company has ceased and that they agree with the foregoing statements.

On June 4, 2010, the Company engaged Whitley Penn LLP to serve as its independent registered public accounting firm. During the two most recent fiscal years and the interim periods preceding the engagement, the Company has not consulted Whitley Penn LLP regarding any of the matters set forth in Item 304(a)(1)(iv) or (v) of Regulation S-K.

Independent Registered Public Accounting Firm’s Fees

Audit Fees

During 2010, we incurred fees and expenses of $12,511 with WP and $2,500 with Rosenberg Rich Baker Berman and Company, PA (“RRBB”), the Company’s predecessor accountants. Such fees were for the performance of the annual audit for year ending December 31, 2009, and for review of quarterly financial statements included in our Quarterly Reports on Forms 10-Q during the fiscal year ended December 31, 2010. During the fiscal year ended

December 31, 2009, we incurred aggregate fees and expenses of $14,500 from RRBB. Such fees were for the performance of the annual audit for year ending December 31, 2008, and for review of quarterly financial statements included in our Quarterly Reports on Forms 10-Q during the fiscal year ended December 31, 2009.

Audit-Related Fees

“Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. No audit-related services were provided by either WP or RRBB during 2010 or 2009.

Tax Fees

“Tax fees” are fees for tax compliance, tax advice and tax planning. No tax advisory services were provided by either WP or RRBB during 2010 or 2009.

All Other Fees

No other services were provided by either WP or RRBB during 2010 or 2009.

Pre-Approval Policies and Procedures

It is the policy of our Board of Directors that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by our Board of Directors. Our Board of Directors pre-approved all services, audit and non-audit, provided to us by WP for 2010.

The Board of Directors recommends a vote FOR ratification of the selection of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

PROPOSAL 3

APPROVAL OF 2011 EQUITY INCENTIVE PLAN

On April 13, 2011, our Board of Directors approved the 2011 Equity Incentive Plan (the “Plan”), subject to the receipt of shareholder approval within one year of its adoption. The following is a summary of the material provisions of the Plan. The full text of the Plan is attached as Appendix B. Capitalized terms in this summary that are not defined have the meaning as provided in the Plan.

Summary Description of the Plan

Purpose. The purposes of the Plan are: to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company’s business. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares as the Administrator may determine.

Administration. The Plan will be administered by the Board of Directors or a committee. The Plan is currently being administered by the Company’s Board of Directors. The Board, acting as Administrator, has the authority to determine the specific terms and conditions of all awards granted under the Plan, including, without limitation, the number of shares subject to each award, the price to be paid for the shares, the exercise period and the applicable vesting criteria. The Administrator has discretion to make all other determinations necessary or advisable for the administration of the Plan.

Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares may be granted to an employee, director or consultant (together referred to as “Service Providers”) of the Company. Incentive Stock Options may be granted only to Employees. As of April 13, 2011, the date the Board approved adoption of the Plan, the Company had 6 employees, 1 director and 2 consultants eligible to participate in the Plan.

Stock Available for Issuance Under the Plan. Subject to adjustment as described below, (a) the maximum aggregate number of Shares that may be issued under the Plan is two million (2,000,000) Shares, (b) to the extent consistent with Section 422 of the Code, not more than an aggregate of 2,000,000 Shares may be issued under Incentive Stock Options, and (c) not more than 1,000,000 Shares (or for Awards denominated in cash, the Fair Market Value of 1,000,000 Shares on the Grant Date), may be awarded to any individual Participant in the aggregate in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Code Section 162(m). The number and class of shares available under the Plan are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events which change the number or kind of shares outstanding.

Vesting and Option Periods. The Administrator, in its sole discretion, may impose conditions on vesting of Awards as it may deem advisable or appropriate, including but not limited to, achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Administrator may, in its discretion, provide for complete or partial exceptions to an employment restriction as it deems equitable. Unless terminated sooner in accordance with the Plan, each Option shall expire either ten (10) years after the Grant Date, or after a shorter term as may be fixed in the award agreement.

Transferability. Unless determined otherwise by the Administrator, an Award made under the Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator grants a transferable Award, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

Option Grants. An option is the right to purchase shares of common stock at a future date at a specified price. An option may either be an incentive stock option, as defined in the Code, or a nonstatutory or nonqualified stock option. An incentive stock option may not be granted to a person who owns more than 10% of the total combined voting power of all classes of stock unless the exercise price is at least 110% of the Fair Market Value of shares of common stock subject to the option (compared to 100% of Fair Market Value for persons holding less than 10%) and such option by its terms is not exercisable after expiration of five (5) years from the date such option is granted (compared to ten (10) years for persons holding less than 10%). To the extent that the aggregate Fair Market Value of the stock underlying an incentive stock option that first become exercisable in any calendar year exceeds $100,000, such options will be treated as nonqualified stock options.

Full payment to the Company in an amount equal to the exercise price of the options being exercised must be made at the time of such exercise by (i) cash, (ii) check, (iii) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, a promissory note, (iv) other Shares, provided that Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised, (v) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, consideration received by the Company pursuant to a broker-assisted cashless exercise program, (vii) Shares withheld by the Company from the total number of shares to be delivered upon exercise equal to the value of the aggregate exercise price of the Shares being acquired, (vii) any combination of the foregoing methods of payment, or (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

Restricted Stock Awards. Restricted Stock Awards are Awards of shares which are subject to forfeiture and restrictions on transferability. The Administrator may, in its discretion, award restricted shares to Service Providers and may determine the number of restricted shares awarded and the terms and conditions of, and the amount of payment, if any, to be made by the recipient for such restricted shares. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Administrator, in its sole discretion, may impose such conditions on the vesting of Shares of Restricted Stock as it may deem advisable or appropriate, including but not limited to, achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion. The Administrator may, in its discretion, provide for complete or partial exceptions to an employment restriction as it deems equitable.

During the Period of Restriction (as defined in the Plan), Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator determines otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

Restricted Stock Units. A Restricted Stock Unit is the right to receive one Share at the end of a specified period of time. The Administrator may, in its discretion, award Restricted Stock Units to Service Providers in such number and upon such terms and conditions as determined by the Administrator. Restricted Stock Units are paid out upon the satisfaction of applicable vesting conditions, as determined by the Administrator. The Administrator may, at its discretion, reduce or waive any of the vesting criteria that must be met to receive a payout. The Administrator may, at its discretion, pay Restricted Stock Units in cash, shares or a combination thereof. Restricted Stock Units that are paid in cash will not reduce the number of shares available for issuance under the Plan. On the date set forth in the award agreement, all unearned Restricted Stock Units are forfeited to the Company.

Stock Appreciation Rights. Stock Appreciation Rights (“SARs”) are the right to receive payment from the Company in an amount no greater than the excess of the Fair Market Value of a Share at the date the SAR is exercised over a specified price fixed by the Administrator in the Award Agreement, which shall not be less than the Fair Market Value of a Share on the Grant Date. The Administrator may, in its discretion, award SARs to Service Providers in such number and upon such terms and conditions as determined by the Administrator. The per share exercise price for the exercise of a SAR will be no less that the Fair Market Value per share on the Grant Date. A SAR will expire upon the date determined by the Administrator, at its discretion, and set forth in the award agreement. Upon exercise of a SAR, the recipient of the SAR is entitled to receive payment in an amount no greater than (i) the difference between the Fair Market Value of a share on the exercise date over the exercise price; times (ii) the number of shares with respect to which the SAR is exercised. At the discretion of the Administrator, the payment upon exercise of a SAR may be in cash, shares of equivalent value or some combination thereof.

Performance Units and Performance Shares. Performance Unit are Awards which may vest in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing. Performance Shares are Performance Units denominated in Shares. The Administrator may, in its discretion, award Performance Units or Performance Shares to Service Providers in such number and upon such terms and conditions as determined by the Administrator. Each Performance Unit will have an initial value established by the Administrator, at its discretion, on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value of a share on the Grant Date. The Administrator shall, at its discretion, determine the performance objectives or other vesting provisions which will determine the number or value of the Performance Units or Shares granted. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the holder over the Performance Period as determined by the extent to which performance objectives were achieved. At the discretion of the Administrator, the payment upon earned Performance Units or Performance Shares may be in cash, shares of equivalent value or some combination thereof. On the date set forth in the award agreement, all unearned or unvested Performance Units or Performance Shares will be forfeited to the Company and again be available for grant under the Plan.

Adjustments, Dissolution, Liquidation, Merger or Change in Control. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended under the Plan, shall adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

In the event of a merger or Change in Control, any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event that the successor corporation does not assume or substitute for the Award, unless the Administrator provides otherwise, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or SAR will terminate upon the expiration of such period.

An Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Termination of or Amendments to the Plan. The authority to grant new awards under the Plan will terminate on the earlier of the close of business on April 13, 2021, or the date on which all shares available for issuance are granted under the Plan, unless the Plan is terminated prior to that time by the Board of Directors. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted prior to the date of such termination. The Board may at any time amend, alter, suspend or terminate the Plan, provided that the Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

New Plan Benefits

On April 13, 2011, the Board of Directors adopted the Plan, subject to shareholder approval. To date, the only award granted by our Board of Directors under the Plan is a Nonstatutory Stock Option exercisable for 200,000 shares of the Company’s Common Stock to David N. Pilotte, the Company’s Chief Financial Officer, which vests in 48 equal monthly installments and has an exercise price of $2.50 per share. Exercise of the option is subject to approval of the Plan by the Company’s shareholders. The value of the option grant is $324,000. Future grants of awards under the Plan are subject to the discretion of our Board.

On May 9, 2011, the last sales price of our common stock, as reported on the Over the Counter Bulletin Board was $3.25.

Registration

We intend to file with the SEC a Registration Statement on Form S-8 to cover our offer, sale and issuance of shares of common stock under the Plan.

U.S. Federal Income Tax Consequences

The following discussion is a short summary of the federal income tax consequences relating to awards under the Plan. The discussion is designed to provide a general understanding of our Company’s interpretation of the federal income tax consequences and does not address any state or local tax consequences. The discussion is limited to the federal income tax consequences for individuals who are U.S. citizens or residents for U.S. federal income tax purposes. The summary does not purport to address all tax considerations that may be relevant. Each participant is urged to consult his or her own tax advisor as to the specific tax consequences to such participant of the grant of an award, the vesting or exercise of an award, and the disposition of common stock that may be issued pursuant to an award.

Incentive Stock Options. Generally, a participant will not recognize income upon a grant or exercise of an Incentive Stock Option. At exercise, however, the excess of the Fair Market Value of the shares acquired upon such exercise over the option price is an item of adjustment in computing the participant’s alternative minimum taxable income. If the participant holds the stock received upon exercise of an Incentive Stock Option for at least two years from the Grant Date and one year from the date of exercise, any gain realized on a disposition of the stock is treated as long-term capital gain. If the participant sells the stock received upon exercise prior to the expiration of such periods (a “disqualifying disposition”), the participant will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the Fair Market Value of such stock on the exercise date over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the Fair Market Value on the exercise date will be capital gain, long or short-term depending on the holding period of the stock after exercise of the option.

Our Company is not entitled to a tax deduction as the result of the grant or exercise of an incentive stock option. If the participant has ordinary income as compensation as a result of a disqualifying disposition, our Company is generally entitled to a deduction at the same time equal to the amount of ordinary income realized by the Participant, assuming the deduction is allowed by Section 162(m) of the Internal Revenue Code.

Nonqualified Stock Options. Generally, a Participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of a Nonqualified Stock Option. On exercise, a Participant will recognize as ordinary income the difference between the exercise price and the Fair Market Value of the shares on the exercise date, unless the shares are subject to any restrictions on the Participant’s ownership or disposition thereof. At the time the participant recognizes income, our Company is entitled to a deduction at the same time equal to the amount of ordinary income realized by the Participant. Upon disposition of the shares acquired by exercise of the Option, the Participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Restricted Stock. Generally, a Participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of Restricted Stock. A Participant may make an election under Section 83(b) of the Internal Revenue the Code to be taxed on the difference between the purchase price (if any) of the award and the Fair Market Value of the award on the Grant Date. Otherwise, upon the lapse of restrictions on Restricted Stock, the Participant generally recognizes ordinary compensation income equal to the Fair Market Value of the shares as of the delivery date or release less the purchase price (if any) paid by the Participant. When the Participant recognizes ordinary income, the amount recognized by the Participant will generally be deductible by our Company to the extent allowed by Section 162(m) of the Internal Revenue Code. Upon disposition of any shares acquired through Restricted Stock awards, the Participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Restricted Stock Units. Generally, a Participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of Restricted Stock Units. Upon the delivery to the Participant of common shares or cash in respect of Restricted Stock Units, the Participant generally recognizes ordinary compensation income equal to the Fair Market Value of the shares as of the date of delivery or the cash amount less the purchase price (if any) paid by the Participant. When the Participant recognizes ordinary income, the amount recognized by the Participant will generally be deductible by our Company to the extent allowed by Section 162(m) of the Internal Revenue Code. Upon disposition of any shares acquired through a Restricted Stock Unit award, the Participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Stock Appreciation Rights. Generally, a Participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of a Stock Appreciation Right. When a Participant exercises a Stock Appreciation Right, the amount of cash and the Fair Market Value of the shares received will be ordinary income to the Participant and will generally be deductible by our Company. Upon disposition of any shares acquired by exercise of a Stock Appreciation Right, the Participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Performance Units and Performance Share Awards. Generally, a participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of a Performance Unit or a Performance Share award. Generally, at the time a Performance Unit or Performance Share award is settled, following the determination that the performance targets have been achieved, the Fair Market Value of the stock delivered on that date, plus any cash that is received, constitutes ordinary income to the participant, and, provided the requirements of Section 162(m) of the Internal Revenue Code are met, our Company is generally entitled to a deduction for that amount. Upon disposition of any shares acquired through a Performance Unit or Performance Share Award, the participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Withholding. Our Company generally must collect and pay withholding taxes upon the exercise of a Nonstatutory Stock Option or Stock Appreciation Right, upon the earlier of the filing of a Section 83(b) election or upon the release of restrictions on Restricted Stock, and at the time that Restricted Stock Units, Performance Shares or Performance Units are settled by delivering stock or cash to a participant.

Deductions for the Company. The Company will generally be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as the recipient of an award is considered to have realized ordinary income as a result of the award, assuming that the limitation under Section 162(m) of the Code is not applicable. Assuming that the holder of shares of Common Stock received on exercise of an incentive stock option disposes of the shares after compliance with the holding period requirement described above, the Company will not be entitled to a Federal income tax deduction since the holder will not have realized any ordinary income in the transaction.

Under Section 162(m) of the Code, an income tax deduction generally is not available to the Company for annual compensation in excess of $1,000,000 paid to our Chief Executive Officer or any of our other four most highly compensated executive officers unless the compensation is “performance-based compensation” within the meaning of Section 162(m). The Plan is structured so that it may be able to qualify awards as performance-based compensation that is deductible by the Company under Section 162(m) of the Code, if those awards are made by a committee of the Board of Directors consisting of two or more “outside directors.” The Board currently does not have any outside directors.

Vote Recommendation

The Board has approved the Plan and recommends a vote “FOR” this proposal.

GENERAL

At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote such proxy card in accordance with their judgment on such matters.

SHAREHOLDER COMMUNICATIONS

The Company has a process for shareholders who wish to communicate with the Board of Directors. Shareholders who wish to communicate with the Board may write to it at the following address:

Board of Directors

Calpian, Inc.

500 North Akard Street, Suite 2850

Dallas, Texas 75201

These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Corporate Secretary of Calpian, Inc. at 500 North Akard Street, Suite 2850, Dallas, Texas 75201, no later than the close of business on January 11, 2012. All notices must be received by our Corporate Secretary by the close of business on the specified date to be deemed to have been delivered on that date. A proposal which is received after that date or which otherwise fails to meet the requirements for shareholder proposals established by the SEC will not be included. The submission of a shareholder proposal does not guarantee that it will be included in the proxy statement. If the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and send our proxy materials. Such proposals also will need to comply with Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. If we do not receive timely notice of a stockholder proposal, the proxies that we hold may confer discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in our Proxy Statement for that meeting.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors and the ratification of the appointment of the accountants of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy card will be voted in accordance with the best judgment of the persons voting the proxies.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports, proxy statements, and other information with the Securities and Exchange Commission (“SEC”). You can read and copy these reports, proxy statements, and other information concerning our company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room. The SEC also maintains an Internet site that contains all reports, proxy statements and other information that we file electronically with the SEC. The address of that website is http://www.sec.gov.

Upon written request, we will mail, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including the financial statements, schedules, and list of exhibits. Requests should be sent to us at the following address:

Calpian, Inc.

500 North Akard Street, Suite 2850

Dallas, Texas 75201

Attention: Secretary

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE YOUR PROXY BY GIVING WRITTEN NOTICE OF REVOCATION TO THE COMPANY PRIOR TO THE ANNUAL MEETING, BY EXECUTING A LATER DATED PROXY AND DELIVERING IT TO COMPANY’S CORPORATE SECRETARY PRIOR TO THE ANNUAL MEETING OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

May 10, 2011	By Order of the Board of Directors

/s/ Harold H. Montgomery
Harold H. Montgomery
Chairman, Chief Executive Officer and Secretary

APPENDIX A

PROXY

CALPIAN, INC. ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 7, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Know all men by these presents that the undersigned shareholder of CALPIAN, INC. (“Company”) hereby constitutes and appoints Harold H. Montgomery, the Company’s Chief Executive Officer, as attorney and proxy to appear, attend and vote all of the shares of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to held at the offices of Bell Nunnally & Martin LLP, 3232 McKinney Avenue, Suite 1400, Dallas, Texas 75204, U.S.A., on June 7, 2011 at 10:00 a.m. local time, and at any adjournment thereof.

Proposal 1	Elect as Directors the nominees listed below:	→	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
			☐	☐
	Harold Montgomery				☐
	Craig Jessen				☐
	Laird Q. Cagan				☐
Proposal 2	Approve the ratification of Whitley Penn LLP as the Company’s accountant for fiscal year 2011.	→	FOR	AGAINST	ABSTAIN
			☐	☐	☐
Proposal 3	To approve adoption of the 2011 Equity Incentive Plan.	→	FOR	AGAINST	ABSTAIN
			☐	☐	☐
Proposal 4	In their discretion, the proxies are authorized to vote adjournment or adjournments thereof.
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING:
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR THE RATIFICATION OF THE SELECTION OF WHITLEY PENN LLP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND FOR APPROVAL OF THE COMPANY’S 2011 EQUITY INCENTIVE PLAN. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED MAY 10, 2011 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.				MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated:                                                          , 2011

(Print Name of Shareholder and/or Joint Tenant)
I (we) acknowledge receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated May 10, 2011, and the 2010 Annual Report on Form 10-K to Shareholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.				(Signature of Shareholder)
(Second Signature if held jointly)

A-1

APPENDIX B

CALPIAN, INC.

2011 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. Calpian, Inc., a Texas corporation (the “Company”) hereby establishes the CALPIAN, INC. 2011 EQUITY INCENTIVE PLAN (the “Plan”). The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the long-term growth and profitability of the Company. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares as the Administrator may determine.

2. Definitions. The following definitions will apply to the terms in the Plan:

“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4.

“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; provided however, that for purposes of this subsection (i) any acquisition of securities directly from the Company shall not constitute a Change in Control; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is the change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference in the Plan to a section of the Code will be a reference to any successor or amended section of the Code.

“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

“Common Stock” means the common stock of the Company.

“Company” means Calpian, Inc., a Texas corporation, or any successor thereto.

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Director” means a member of the Board.

“Disability” means a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, and that either (1) renders a Participant unable to engage in any substantial gainful activity or (2) results in a Participant receiving income replacement benefits for a period of not less than three months under an employee accident and health plan covering the Participant.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation any division or subdivision of the NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, including without limitation quotation through the over the counter bulletin board (“OTCQB®”) quotation service administered by the Financial Industry Regulatory Authority (“FINRA”), the Fair Market Value of a Share will be the closing price for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator, and to the extent Section 15 applies (a) with respect to ISOs, the Fair Market Value shall be determined in a manner consistent with Code section 422 or (b) with respect to NSOs or SARs, the Fair Market Value shall be determined in a manner consistent with Code section 409A.

“Fiscal Year” means the fiscal year of the Company.

“Grant Date” means, for all purposes, the date on which the Administrator determines to grant an Award, or such other later date as is determined by the Administrator, provided that the Administrator cannot grant an Award prior to the date the material terms of the Award are established. Notice of the Administrator’s determination to grant an Award will be provided to each Participant within a reasonable time after the Grant Date.

“Incentive Stock Option” or “ISO” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” or “NSO” means an Option that by its terms does not qualify or is not intended to qualify as an ISO.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means a stock option granted pursuant to the Plan.

“Optioned Shares” means the Common Stock subject to an Option.

“Optionee” means the holder of an outstanding Option.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means the holder of an outstanding Award.

“Performance Share” means an Award denominated in Shares which may vest in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

“Performance Unit” means an Award which may vest in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

“Period of Restriction” means the period during which Shares of Restricted Stock are subject to forfeiture or restrictions on transfer pursuant to Section 7.

“Plan” means this 2011 Equity Incentive Plan.

“Restricted Stock” means Shares awarded to a Participant which are subject to forfeiture and restrictions on transferability in accordance with Section 7.

“Restricted Stock Unit” means the right to receive one Share at the end of a specified period of time, which right is subject to forfeiture in accordance with Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

“Section” means a paragraph or section of this Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 13.

“Stock Appreciation Right” or “SAR” means the right to receive payment from the Company in an amount no greater than the excess of the Fair Market Value of a Share at the date the SAR is exercised over a specified price fixed by the Administrator in the Award Agreement, which shall not be less than the Fair Market Value of a Share on the Grant Date. In the case of a SAR which is granted in connection with an Option, the specified price shall be the Option exercise price.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Ten Percent Owner” means any Service Provider who is, on the grant date of an ISO, the owner of Shares (determined with application of ownership attribution rules of Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

3. Stock Subject to the Plan.

a. Stock Subject to the Plan. Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be issued under the Plan is two million (2,000,000) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

b. Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited in whole or in part to the Company, the Shares not purchased (or for Awards other than Options and SARs, the forfeited or unissued Shares) which were subject to the Award will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only Shares actually issued pursuant to a SAR will cease to be available under the Plan; all remaining Shares subject to the SARs will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares withheld by the Company to pay the exercise price of an Award or to satisfy tax withholding obligations with respect to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

c. Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

a. Procedure. The Plan shall be administered by the Board or a Committee (or Committees) appointed by the Board, which Committee shall be constituted to comply with Applicable Laws. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Administrator and the membership of any committee acting as Administrator the requirements regarding: (i) “nonemployee directors” within the meaning of Rule 16b-3 under the Exchange Act; (ii) “independent directors” as described in the listing requirements for any stock exchange on which Shares are listed; and (iii) Section 15(b)(i) of the Plan, if the Company pays salaries for which it claims deductions that are subject to the Code section 162(m) limitation on its U.S. tax returns. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Administrator deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

b. Powers of the Administrator. Subject to the provisions of the Plan and the approval of any relevant authorities, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on continued employment, continued service or performance criteria), any vesting acceleration (whether by reason of a Change of Control or otherwise) or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including the right to construe disputed or doubtful Plan and Award provisions;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan;

(viii) to modify or amend each Award (subject to Section 19(c)) to the extent any modification or amendment is consistent with the terms of the Plan. The Administrator shall have the discretion to extend the exercise period of Options generally provided the exercise period is not extended beyond the earlier of the original term of the Option or 10 years from the original grant date, or specifically (1) if the exercise period of an Option is extended (but to no more than 10 years from the original grant date) at a time when the exercise price equals or exceeds the fair market value of the Optioned Shares or (2) an Option cannot be exercised because such exercise would violate Applicable Laws, provided that the exercise period is not extended more than 30 days after the exercise of the Option would no longer violate Applicable Laws.

(ix) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to delay issuance of Shares or suspend Participant’s right to exercise an Award as deemed necessary to comply with Applicable Laws; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

c. Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards. Any decision or action taken or to be taken by the Administrator, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by Applicable Laws, be within its absolute discretion (except as otherwise specifically provided in the Plan) and shall be final, binding and conclusive upon the Company, all Participants and any person claiming under or through any Participant.

5. Eligibility. NSOs, Restricted Stock, Restricted Stock Units, SARs, Performance Units and Performance Shares may be granted to Service Providers. ISOs may be granted as specified in Section 15(a).

6. Stock Options.

a. Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator will determine in its sole discretion. For purposes of the foregoing sentence, Service Providers shall include prospective employees or consultants to whom Options are granted in connection with written offers of employment or engagement of services, respectively, with the Company; provided that no Option granted to a prospective employee or consultant may be exercised prior to the commencement of employment or services with the Company. The Administrator may grant NSOs, ISOs, or any combination of the two. ISOs shall be granted in accordance with Section 15(a) of the Plan.

b. Option Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option price, the exercise date, the term of the Option, the number of Shares to which the Option pertains, and such other terms and conditions (which need not be identical among Participants) as the Administrator shall determine in its sole discretion. If the Award Agreement does not specify that the Option is to be treated as an ISO, the Option shall be deemed a NSO.

c. Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be no less than the Fair Market Value per Share on the Grant Date.

d. Term of Options. The term of each Option will be stated in the Award Agreement. Unless terminated sooner in accordance with the remaining provisions of this Section 6, each Option shall expire either ten (10) years after the Grant Date, or after a shorter term as may be fixed by the Board.

e. Time and Form of Payment.

(i) Exercise Date. Each Award Agreement shall specify how and when Shares covered by an Option may be purchased. The Award Agreement may specify waiting periods, the dates on which Options become exercisable or “vested” and, subject to the termination provisions of this section, exercise periods. The Administrator may accelerate the exercisability of any Option or portion thereof.

(ii) Exercise of Option. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (1) notice of exercise (in such form as the Administrator shall specify from time to time) from the person entitled to exercise the Option, and (2) full payment for the Shares with respect to which the Option is exercised (together with all applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan (together with all applicable withholding taxes). Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.

(iii) Payment. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(1) cash;

(2) check;

(3) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, a promissory note;

(4) other Shares, provided Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised;

(5) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, in accordance with any broker-assisted cashless exercise procedures approved by the Company and as in effect from time to time;

(6) by asking the Company to withhold Shares from the total Shares to be delivered upon exercise equal to the number of Shares having a value equal to the aggregate Exercise Price of the Shares being acquired;

(7) any combination of the foregoing methods of payment; or

(8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

f. Forfeiture of Options. All unexercised Options shall be forfeited to the Company in accordance with the terms and conditions set forth in the Award Agreement and again will become available for grant under the Plan.

7. Restricted Stock.

a. Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator will determine in its sole discretion.

b. Restricted Stock Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

c. Vesting Conditions and Other Terms.

(i) Vesting Conditions. The Administrator, in its sole discretion, may impose such conditions on the vesting of Shares of Restricted Stock as it may deem advisable or appropriate, including but not limited to, achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Administrator may, in its discretion, also provide for such complete or partial exceptions to an employment or service restriction as it deems equitable.

(ii) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(iii) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator determines otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(iv) Transferability. Except as provided in this Section, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

d. Removal of Restrictions. All restrictions imposed on Shares of Restricted Stock shall lapse and the Period of Restriction shall end upon the satisfaction of the vesting conditions imposed by the Administrator. Vested Shares of Restricted Stock will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine, but in no event later than the 30th day following the date on which vesting occurred.

e. Forfeiture of Restricted Stock. On the date set forth in the Award Agreement, the Shares of Restricted Stock for which restrictions have not lapsed will be forfeited and revert to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

a. Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator will determine in its sole discretion.

b. Restricted Stock Units Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units granted, vesting criteria, form of payout, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

c. Vesting Conditions. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion. At any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

d. Time and Form of Payment. Upon satisfaction of the applicable vesting conditions, payment of vested Restricted Stock Units shall occur in the manner and at the time provided in the Award Agreement, but in no event later than the 15th day of the third month following the end of the year in which vesting occurred. Except as otherwise provided in the Award Agreement, Restricted Stock Units may be paid in cash, Shares, or a combination thereof at the sole discretion of the Administrator. Restricted Stock Units that are fully paid in cash will not reduce the number of Shares available for issuance under the Plan.

e. Forfeiture of Restricted Stock Units. All unvested Restricted Stock Units shall be forfeited to the Company on the date set forth in the Award Agreement and again will become available for grant under the Plan.

9. Stock Appreciation Rights.

a. Grant of SARs. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant SARs to Service Providers in such amounts as the Administrator will determine in its sole discretion.

b. Award Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares underlying the SAR grant, the term of the SAR, the conditions of exercise, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

c. Exercise Price and Other Terms. The per Share exercise price for the exercise of an SAR will be no less than the Fair Market Value per Share on the Grant Date.

d. Time and Form of Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount no greater than: (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (ii) the number of Shares with respect to which the SAR is exercised. An Award Agreement may provide for a SAR to be paid in cash, Shares of equivalent value, or a combination thereof.

e. Forfeiture of SARs. All unexercised SARs shall be forfeited to the Company in accordance with the terms and conditions set forth in the Award Agreement and again will become available for grant under the Plan.

10. Performance Units and Performance Shares.

a. Grant of Performance Units and Performance Shares. Performance Units or Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

b. Award Agreement. Each Award of Performance Units and Shares will be evidenced by an Award Agreement that will specify the initial value, the Performance Period, the number of Performance Units or Performance Shares granted, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

c. Value of Performance Units and Performance Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the Grant Date.

d. Vesting Conditions and Performance Period. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals or any other basis determined by the Administrator in its discretion.

e. Time and Form of Payment. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout of the number of vested Performance Units or Performance Shares by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. Vested Performance Units or Performance Shares will be paid as soon as practicable after the expiration of the applicable Performance Period, but in no event later than the 15th day of the third month following the end of the year the applicable Performance Period expired. An Award Agreement may provide for the satisfaction of Performance Unit or Performance Share Awards in cash or Shares (which have an aggregate Fair Market Value equal to the value of the vested Performance Units or Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

f. Forfeiture of Performance Units and Performance Shares. All unvested Performance Units or Performance Shares will be forfeited to the Company on the date set forth in the Award Agreement, and again will become available for grant under the Plan.

11. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as required by Applicable Laws, vesting of Awards will be suspended during any unpaid leave of absence. An Employee will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

12. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

a. Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall appropriately adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

b. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

c. Change in Control. In the event of a merger or Change in Control, any or all outstanding Awards may be assumed by the successor corporation, which assumption shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to vesting requirements and repurchase restrictions no less favorable to the Participant than those in effect prior to the merger or Change in Control.

In the event that the successor corporation does not assume or substitute for the Award, unless the Administrator provides otherwise, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or SAR will terminate upon the expiration of such period.

For the purposes of this Section 13(c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a SAR upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Restricted Stock Units and Performance Units, the number of implied shares determined by dividing the value of the Restricted Stock Units and Performance Units, as applicable, by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14. Tax Withholding.

a. Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes required by Applicable Laws to be withheld with respect to such Award (or exercise thereof).

b. Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15. Provisions Applicable In the Event the Company or the Service Provider is Subject to U.S. Taxation.

a. Grant of Incentive Stock Options. If the Administrator grants Options to Employees subject to U.S. taxation, the Administrator may grant such Employee an ISO and the following terms shall also apply:

(i) Maximum Amount. Subject to the provisions of Section 13, to the extent consistent with Section 422 of the Code, not more than an aggregate of two million (2,000,000) Shares may be issued as ISOs under the Plan.

(ii) General Rule. Only Employees shall be eligible for the grant of ISOs.

(iii) Continuous Employment. The Optionee must remain in the continuous employ of the Company or its Subsidiaries from the date the ISO is granted until not more than three months before the date on which it is exercised. A leave of absence approved by the Company may exceed ninety (90) days if reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any ISO held by the Optionee will cease to be treated as an ISO.

(iv) Award Agreement.

(1) The Administrator shall designate Options granted as ISOs in the Award Agreement. Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), Options will not qualify as an ISO. For purposes of this section, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(2) The Award Agreement shall specify the term of the ISO. The term shall not exceed ten (10) years from the Grant Date or five (5) years from the Grant Date for Ten Percent Owners.

(3) The Award Agreement shall specify an exercise price of not less than the Fair Market Value per Share on the Grant Date or one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date for Ten Percent Owners.

(4) The Award Agreement shall specify that an ISO is not transferable except by will, beneficiary designation or the laws of descent and distribution.

(v) Form of Payment. The consideration to be paid for the Shares to be issued upon exercise of an ISO, including the method of payment, shall be determined by the Administrator at the time of grant in accordance with Section 6(e)(iii).

(vi) “Disability,” for purposes of an ISO, means total and permanent disability as defined in Section 22(e)(3) of the Code.

(vii) Notice. In the event of any disposition of the Shares acquired pursuant to the exercise of an ISO within two years from the Grant Date or one year from the exercise date, the Optionee will notify the Company thereof in writing within thirty (30) days after such disposition. In addition, the Optionee shall provide the Company with such information as the Company shall reasonably request in connection with determining the amount and character of Optionee’s income, the Company’s deduction, and the Company’s obligation to withhold taxes or other amounts incurred by reason of a disqualifying disposition, including the amount thereof.

b. Performance-based Compensation. If the Company pays salaries for which it claims deductions that are subject to the Code section 162(m) limitation on its U.S. tax returns, then the following terms shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Code Section 162(m):

(i) Outside Directors. The Board shall consider in selecting the Administrator and the membership of any committee acting as Administrator the provisions regarding “outside directors” within the meaning of Code Section 162(m).

(ii) Maximum Amount.

(1) Subject to the provisions of Section 13, the maximum number of Shares that can be awarded to any individual Participant in the aggregate in any one fiscal year of the Company is one million (1,000,000) Shares;

(2) For Awards denominated in Shares and satisfied in cash, the maximum Award to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of one million (1,000,000) Shares on the Grant Date; and

(3) The maximum amount payable pursuant to any cash Awards to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of one million (1,000,000) Shares on the Grant Date.

(iii) Performance Criteria. All performance criteria must be objective and be established in writing prior to the beginning of the performance period or at later time as permitted by Code Section 162(m). Performance criteria may include alternative and multiple performance goals and may be based on one or more business and/or financial criteria. In establishing the performance goals, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any Subsidiary:

(1) Increased revenue;

(2) Net income measures (including but not limited to income after capital costs and income before or after taxes);

(3) Stock price measures (including but not limited to growth measures and total shareholder return);

(4) Market share;

(5) Earnings per Share (actual or targeted growth);

(6) Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

(7) Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);

(8) Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

(9) Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency);

(10) Expense measures (including but not limited to overhead cost and general and administrative expense);

(11) Margins;

(12) Shareholder value;

(13) Total shareholder return;

(14) Proceeds from dispositions;

(15) Production volumes;

(16) Total market value; and

(17) Corporate values measures (including but not limited to ethics compliance, environmental, and safety).

c. Stock Options and SARs Exempt from Code section 409A. If the Administrator grants Options or SARs to Employees subject to U.S. taxation the Administrator may not modify or amend the Options or SARs to the extent that the modification or amendment adds a feature allowing for additional deferral within the meaning of Code section 409A.

16. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon any Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Parent or Subsidiary of the Company, nor will they interfere in any way with the Participant’s right or the Company’s or its Parent’s or Subsidiary’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17. Effective Date. The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s shareholders at any time within twelve (12) months of such adoption. Upon approval of the Plan by the shareholders of the Company, all Awards issued pursuant to the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date. If the shareholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

18. Term of Plan. The Plan will terminate 10 years following the earlier of (i) the date it was adopted by the Board or (ii) the date it became effective upon approval by shareholders of the Company, unless sooner terminated by the Board pursuant to Section 19.

19. Amendment and Termination of the Plan.

a. Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

b. Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

c. Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

a. Legal Compliance. The Administrator may delay or suspend the issuance and delivery of Shares, suspend the exercise of Options or SARs, or suspend the Plan as necessary to comply Applicable Laws. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

b. Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22. Repricing Prohibited; Exchange And Buyout of Awards. The repricing of Options or SARs is prohibited without prior shareholder approval. The Administrator may authorize the Company, with prior shareholder approval and the consent of the respective Participants, to issue new Option or SAR Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Administrator may at any time repurchase Options with payment in cash, Shares or other consideration, based on such terms and conditions as the Administrator and the Participant shall agree.

23. Substitution and Assumption of Awards. The Administrator may make Awards under the Plan by assumption, substitution or replacement of performance shares, phantom shares, stock awards, stock options, stock appreciation rights or similar awards granted by another entity (including an Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity

(and/or its affiliate). The Administrator may also make Awards under the Plan by assumption, substitution or replacement of a similar type of award granted by the Company prior to the adoption and approval of the Plan. Notwithstanding any provision of the Plan (other than the maximum number of shares of Common Stock that may be issued under the Plan), the terms of such assumed, substituted or replaced Awards shall be as the Administrator, in its discretion, determines is appropriate.

24. Governing Law. The Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of Texas.

Adopted by the Board of Directors on April 13, 2011.